UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2011

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-5556 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2011, the Company filed Restated Articles of Incorporation (the “Restated Articles”) with the Department of State of the State of Florida to correct an inadvertent error in the Amended and Restated Articles of Incorporation prepared by our counsel that was filed on April 30, 2010, which reflected an amendment to the first sentence of Article V(a) that was approved by the shareholders but inadvertently omitted the remaining sentences of Article V(a) related to certain board matters.  The Restated Articles correct such inadvertent error by reinserting the previously omitted provisions of Article V(a) and is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Consolidated-Tomoka Land Co., effective as of October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2011

Consolidated-Tomoka Land Co.

By:    /s/John P. Albright___
       John P. Albright, President and
        Chief Executive Officer